UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

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☐	Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

CMS Bancorp, Inc.

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	1)	Title of each class of securities to which transaction applies:
	2)	Aggregate number of securities to which transaction applies:
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SUPPLEMENT TO THE PROXY STATEMENT FOR

THE SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON FEBRUARY 12, 2015

January 30, 2015

These Definitive Additional Materials amend and supplement the definitive proxy statement dated January 12, 2015 (the “Definitive Proxy Statement”), initially mailed to stockholders on or about such date by CMS Bancorp, Inc., a Delaware corporation (“CMS Bancorp”), for a special meeting of stockholders (the “Special Meeting”) of CMS Bancorp to be held on February 12, 2015 at 3:00 p.m. Eastern Time, at the Crowne Plaza Hotel, located at 66 Hale Avenue, White Plains, New York 10601. The purpose of the Special Meeting is to consider and vote upon, among other things, a proposal to approve and adopt the Agreement and Plan of Merger, dated as of September 25, 2014 (the “Merger Agreement”), by and among Putnam County Savings Bank (“Putnam”), Putnam County Acquisition Corporation (“Acquisition Corporation”), CMS Bancorp, and CMS Bank, pursuant to which, among other things, Acquisition Corporation will merge with and into CMS Bancorp (“Acquisition Merger”), followed immediately thereafter by the merger of CMS Bancorp with and into Putnam (“Holding Company Merger”) and the merger of CMS Bank with and into Putnam (“Bank Merger,” collectively with the Acquisition Merger and Holding Company Merger, the “Merger”), with Putnam as the surviving bank.

These Definitive Additional Materials on Schedule 14A are being filed pursuant to a memorandum of understanding regarding the settlement of certain litigation relating to the Merger Agreement.

After careful consideration, the board of directors of CMS Bancorp has unanimously approved the Merger Agreement and declared it to be advisable and fair to and in the best interests of CMS Bancorp and its stockholders. The board of directors of CMS Bancorp unanimously recommends that all stockholders vote “FOR” the proposal to approve and adopt the Merger Agreement, “FOR” the proposal to approve, by a non-binding advisory vote, the specified compensation arrangements disclosed in the Definitive Proxy Statement that will be payable to CMS Bancorp’s named executive officers in connection with the consummation of the Merger and “FOR” the proposal to approve the adjournment of the special meeting, if necessary or appropriate in the view of the board of directors, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve and adopt the Merger Agreement.

If any stockholders have not already submitted a proxy for use at the Special Meeting, they are urged to do so promptly. No action in connection with this supplement is required by any stockholder who has previously delivered a proxy and who does not wish to revoke or change that proxy.

If any stockholders have more questions about the Merger or how to submit their proxies or if any stockholder needs additional copies of the proxy statement, this supplement, the proxy card or voting instructions, please call our proxy solicitor D.F. King & Co., toll free at 877-732-3620.

The information contained herein speaks only as of January 30, 2015 unless the information specifically indicates that another date applies.

PROPOSED SETTLEMENT OF LITIGATION

On January 14, 2015, a putative class action complaint was filed in the Court of Chancery of the State of Delaware naming CMS Bancorp, CMS Bank, the members of CMS Bancorp’s board of directors, Putnam, and Acquisition Corporation as defendants (collectively, the “Defendants”). The complaint alleges that the members of CMS Bancorp’s board of directors breached their fiduciary duties to the CMS Bancorp’s shareholders by agreeing to sell CMS Bancorp for inadequate and unfair consideration and pursuant to an inadequate and unfair process, and that the Putnam entities aided and abetted those alleged breaches. The complaint further alleges that the Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission (the “SEC”) by CMS Bancorp on January 13, 2015 should have disclosed certain additional information to CMS Bancorp shareholders for them to make a fully informed decision whether to vote in support of the proposed transaction. Defendants believe the claims lack merit.

On January 30, 2015, the Defendants entered into a memorandum of understanding (“MOU”) with the plaintiffs providing for the settlement of all claims in the case. Under the MOU, and subject to approval of the Court of Chancery of the State of Delaware and further definitive documentation, the plaintiffs on behalf of the putative class they represent have agreed to settle and release, against the Defendants and their affiliates and agents, all claims in the case and any potential claim related to (i) the Merger and/or the Merger Agreement, or any amendment thereto; (ii) the adequacy of the consideration to be paid to CMS Bancorp’s shareholders in connection with the Merger; (iii) the fiduciary obligations of any of the Defendants or other released parties in connection with the Merger and/or the Merger Agreement, or any amendment thereto; (iv) the negotiations in connection with and process leading to the Merger and/or the Merger Agreement, or any amendment thereto; and (v) the disclosures or disclosure obligations of any of the Defendants or other released parties in connection with the Merger and/or the Merger Agreement.

The settlement will not affect the consideration to be paid to shareholders of CMS Bancorp in connection with the proposed Merger or the timing of the special meeting of shareholders of CMS Bancorp to be held on February 12, 2015 at 3:00 p.m. Eastern Time at the Crowne Plaza Hotel, located at 66 Hale Avenue, White Plains, New York 10601 to consider and vote upon, among other things, the approval of the Merger Agreement.

SUPPLEMENTAL DISCLOSURES TO DEFINITIVE PROXY STATEMENT

In connection with the settlement of the stockholder lawsuit as described in these Definitive Additional Materials on Schedule 14A, CMS Bancorp has agreed to make these supplemental disclosures to the Definitive Proxy Statement. This supplemental information should be read in conjunction with the Definitive Proxy Statement, which should be read in its entirety. Defined terms used but not defined herein have the meanings set forth in the Definitive Proxy Statement.

Proposal 1 – Approval and Adoption of the Merger Agreement – No Solicitation

The section “Proposal 1 – Approval and Adoption of the Merger Agreement – No Solicitation” is hereby amended by inserting the following language at the end of the last paragraph of that section on page 25:

The obligation of the directors and officers who signed a Shareholder Agreement with Putnam to vote in favor of approval of the Merger Agreement and against any other proposals shall exist only so long as the Merger Agreement is in effect. Once the Merger Agreement is terminated pursuant to its terms, including any termination in accordance with the terms of the Merger Agreement in order for CMS Bancorp to concurrently enter into an acquisition agreement with respect to a Superior Proposal, the Shareholder Agreements also terminate (automatically and concurrently with the termination of the Merger Agreement pursuant to its terms).

Proposal 1 – Approval and Adoption of the Merger Agreement – Background of the Merger

The section “Proposal 1 – Approval and Adoption of the Merger Agreement – Background of the Merger” is hereby amended by amending and restating in its entirety the following language as the last sentence in the third full paragraph on page 32:

As disclosed on a Form 8-K and definitive additional proxy materials filed with the SEC on January 13, 2015, on January 8, 2015, CMS Bancorp and Customers Bancorp, Inc. resolved the litigation in a confidential settlement on mutually agreeable terms.

The section “Proposal 1 – Approval and Adoption of the Merger Agreement – Background of the Merger” is hereby amended by amending and restating in its entirety the following language as the third sentence in the last paragraph on page 33:

The second indication contemplated an all common stock transaction at a value of $11.50 to $13.00 per share or, in the alternative, an all convertible preferred stock transaction at $12.00 per share.

The section “Proposal 1 – Approval and Adoption of the Merger Agreement – Background of the Merger” is hereby amended by inserting the following language after the fourth sentence in the last paragraph on page 33:

The indication of interest received from Putnam also included a proposal for Putnam to select one member of CMS Bancorp’s Board of Directors to serve on Putnam’s Board of

Directors. The terms of such proposal, as described in the indication of interest, also indicated that Putnam would establish a paid Advisory Board for a term of one year for members of CMS Bancorp’s Board of Directors who are not added to Putnam’s Board of Directors. As of the date of this supplement, Putnam has not identified which current CMS Bancorp director would be selected to serve on Putnam’s Board of Directors.

The section “Proposal 1 – Approval and Adoption of the Merger Agreement – Background of the Merger” is hereby amended by inserting the following language after the third sentence in the second full paragraph on page 34:

The further due diligence conducted by Putnam and discussions between the legal and financial advisors for both parties that led to Putnam’s submission of the further revised indication of interest with a purchase price of $13.25 per share included Putnam’s consideration of the litigation that was pending at the time between CMS Bancorp and Customers Bancorp, Inc. concerning the termination fee, and CMS Bancorp’s likelihood of success based on the merits of the case, litigation expenses and taxes.

**Proposal 1 – Approval and Adoption of the Merger Agreement – Opinion of CMS Bancorp's Financial Advisor, Sandler O'Neill + Partners, L.P. ("Sandler O'Neill")**

*The section "Proposal 1 – Approval and Adoption of the Merger Agreement – Opinion of CMS Bancorp's Financial Advisor, Sandler O'Neill + Partners, L.P." is hereby amended by inserting the following tables and language at the end of the discussion on "Comparable Company Analysis" on page 40:*

## CMS Bank Comparable Group Analysis – Mid-Atlantic Thrifts

Financial data as of or for the most recent available quarter.
Pricing Data as of September 19, 2014

| | | | | Capital Position | | | LTM Profitability | | | | Asset Quality | | | Valuation | | | |
|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|
| | | | | | | | | | | | | | | Price/ | | | |
| Company | City, State | Ticker | Total Assets ($mm) | TCE/TA (%) | Leverage Ratio (%) | Total RBC Ratio (%) | ROAA (%) | ROATCE (%) | Net Interest Margin (%) | Efficiency Ratio (%) | LLR/ Gross Loans (%) | NPAs[1]/ Total Assets (%) | NCOs/ Avg. Loans (%) | Tang. Book Value (%) | LTM EPS (x) | Current Dividend Yield (%) | Market Value ($mm) |
| Malvern Bancorp, Inc.[2] | Paoli, PA | MLVF | 578 | 13.26 | 11.18 | 19.96 | (3.09) | (23.6) | 2.68 | 99.7 | 1.22 | 1.03 | (0.01) | 95 | NM | 0.0 | 73 |
| Prudential Bancorp, Inc.[2] | Philadelphia, PA | PBIP | 512 | 25.29 | 25.32 | 55.12 | 0.41 | 2.0 | 2.56 | 81.2 | 0.67 | 1.71 | 0.25 | 89 | NM | 1.0 | 116 |
| Naugatuck Valley Financial Corporation[2] | Naugatuck, CT | NVSL | 512 | 11.45 | 10.39 | 17.45 | (0.84) | (7.1) | 3.40 | 108.9 | 1.95 | 1.58 | 1.94 | 91 | NM | 0.0 | 54 |
| Standard Financial Corp. | Monroeville, PA | STND | 438 | 15.12 | 14.67 | 23.41 | 0.69 | 4.8 | 2.91 | 70.5 | 1.35 | 0.51 | 0.08 | 95 | 19.1 | 0.8 | 62 |
| Alliance Bancorp, Inc. of Pennsylvania | Broomall, PA | ALLB | 425 | 15.42 | 13.95 | 22.70 | 0.42 | 2.5 | 3.54 | 75.8 | 1.46 | 2.02 | 0.00 | 103 | NM | 1.4 | 67 |
| WVS Financial Corp. | Pittsburgh, PA | WVFC | 310 | 10.26 | 10.71 | 28.20 | 0.30 | 2.9 | 1.50 | 73.3 | 0.78 | 0.20 | 0.00 | 71 | 24.4 | 0.0 | 23 |
| Polonia Bancorp, Inc.[2] | Huntingdon Valley, PA | PBCP | 299 | 13.15 | 11.35 | 22.51 | (0.07) | (0.5) | 2.94 | 98.3 | 0.65 | 1.34 | 0.07 | 92 | NM | 0.0 | 36 |

Source: SNL Financial.
(1) Nonperforming assets defined as nonaccrual loans and leases, renegotiated loans and leases, and real estate owned.
(2) Bank level capital and financial ratios.

CMS Bank Comparable Group Analysis – Nationwide Thrifts Financial Data as of or for the Period Ending June 30, 2014 Pricing Data as of September 19, 2014 Capital Position LTM Profitability Asset Quality Valuation Price/ Total Net LLR/ NPAs1 / NCOs/ Tang. Current Total Leverage RBC Interest Gross Total Avg. Book Book LTM Dividend Market Assets TCE/ Ratio Ratio ROATCE Margin Efficiency Loans Assets Loans Value Value EPS Yield Value
Company City, State Ticker ($mm) TA (%) (%) (%) ROAA (%) (%) (%) Ratio (%) (%) (%) (%) (%) (%) (x) (%) ($mm) Wolverine Bancorp, Inc.(2) Midland, MI WBKC 338 18.02 16.72 22.67 0.45 2.2 3.56 74.6 2.73 1.87 0.01 85 85 35.5 NA 52 Home Federal Bancorp, Inc. of Louisiana(2) Shreveport, LA HFBL 330 12.98 12.74 21.35 0.92 6.2 3.92 68.6 0.95 0.05 0.00 102 102 15.1 1.4 43 Little Bank, Inc.(2) Kinston, NC LTLB 327 9.56 12.29 14.08 0.87 9.1 3.60 65.5 1.65 0.18 0.04 104 104 11.9 1.4 33 Louisiana Bancorp, Inc. Metairie, LA LABC 317 18.17 15.12 26.19 0.74 4.1 3.24 66.8 0.85 0.58 0.14 101 101 23.3 1.0 58 WVS Financial Corp. Pittsburgh, PA WVFC 310 10.26 10.17 29.52 0.30 2.9 1.50 73.3 0.78 0.20 0.00 71 71 24.4 1.5 23 Jacksonville Bancorp, Inc.(2) Jacksonville, IL JXSB 309 13.51 12.29 19.74 0.92 7.4 3.62 73.2 1.88 1.06 0.13 96 90 13.6 1.4 40 Hamilton Bancorp, Inc.(2) Towson, MD HBK 301 19.11 15.10 26.85 (0.46) (2.3) 2.86 102.5 1.39 1.96 0.11 81 77 NM NA 46 Polonia Bancorp, Inc.(2) Huntingdon PBCP 299 13.15 11.35 22.51 (0.07) (0.5) 2.94 98.3 0.65 1.34 0.07 92 92 NM NA 36 Valley, PA
Athens Bancshares Corporation(2) Athens, TN AFCB 299 13.61 11.18 16.94 0.82 5.9 4.21 77.1 1.68 2.45 0.80 102 101 17.6 0.9 41 Madison County
Financial, Inc.(2) Madison, NE MCBK 291 20.73 17.50 18.41 0.99 4.7 3.77 57.4 2.92 0.15 0.00 99 97 19.9 1.2 59
State Investors Bancorp, Inc.(2) Metairie, LA SIBC 270 15.31 14.43 24.85 0.31 1.9 3.29 80.7 0.61 1.16 0.26 94 94 NM NA 39 Georgetown Bancorp,
Inc.(2) Georgetown, MA GTWN 265 11.23 9.93 14.64 0.40 3.5 3.83 79.2 0.95 0.37 0.02 98 98 27.5 1.1 29 West End Indiana
Bancshares, Inc.(2) Richmond, IN WEIN 256 11.84 10.60 16.32 0.42 3.5 3.96 70.7 1.24 1.89 1.50 92 92 24.7 1.2 28 ASB Financial Corp.(2) Portsmouth, OH ASBN 252 9.37 9.03 14.93 0.51 6.1 3.34 81.3 1.01 2.09 0.05 110 99 17.8 5.5 26 First Federal of No. Michigan Bancorp, Inc.(2) Alpena, MI FFNM 220 10.99 10.48 18.24 0.14 1.6 3.61 91.3 1.09 1.77 (0.09) 67 67 NM 1.4 21 FPB Financial Corp.(2) Hammond, LA FPBF 217 10.05 10.09 17.78 0.90 9.1 4.85 76.0 2.20 1.91 0.07 88 88 10.0 1.8 19 Source: SNL Financial.

(1)	Nonperforming assets defined as nonaccrual loans and leases, renegotiated loans and leases, and real estate owned.
(2)	Bank level capital and / or financial ratios.

The abbreviation “NM” stands for “not meaningful” and, in the context of the Comparable Company Analysis, identifies companies with a multiple that exceeded 40x earnings or was negative.

5

The section “Proposal 1 – Approval and Adoption of the Merger Agreement – Opinion of CMS Bancorp’s Financial Advisor, Sandler O’Neill + Partners, L.P.” is hereby amended by inserting the following language after the third sentence in the first full paragraph on page 41:

The net income available for common per share for each of the years ending September 30, 2014 through 2018 were $835, $1,058, $1,225, $1,364 and $1,529. The dividends per share for each of the years ending September 30, 2014 through 2018 were $0.00. The tangible book value per share for each of the years ending September 30, 2014 through 2018 were $13.01, $13.61, $14.29, $15.06 and $15.91.

*The section "Proposal 1 – Approval and Adoption of the Merger Agreement – Opinion of CMS Bancorp's Financial Advisor, Sandler O'Neill + Partners, L.P." is hereby amended by inserting the following tables and language at the end of the discussion on "Analysis of Selected Merger Transactions" on page 43:*

## Selected Thrift Transactions (1)

| | | | | | Transaction Information | | | | | | Seller Information | | | | |
|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|
| | | | | | | Price/ | | | | | | | | | |
| Acquiror | St | Target | St | Annc. Date | Deal Value ($mm) | LTM Earnings (x) | Book Value (%) | TBV (%) | Core Deposit Premium (%) | 1-Day Market Premium (%) | Total Assets ($mm) | TCE/ TA (%) | YTD ROAA (%) | Res./ Loans (%) | NPAs/ Assets[2] (%) |
| Peoples Bancorp Inc. | OH | North Akron Savings Bank | OH | 04/21/14 | 20.1 | NM | 145 | 145 | 6.3 | - | 147.8 | 9.4 | 0.23 | 1.08 | 1.22 |
| BNC Bancorp | NC | South Street Financial Corp. | NC | 12/18/13 | 25.4 | 41.8 | 106 | 106 | - | 67.7 | 273.8 | 8.5 | 0.16 | 1.87 | NA |
| American Bancorp. Inc. | OK | Osage Bancshares Inc. | OK | 07/27/12 | 28.1 | 25.2 | 118 | 124 | 8.2 | 47.0 | 153.9 | 14.4 | 0.69 | 0.65 | 0.62 |
| ESSA Bancorp Inc. | PA | First Star Bancorp Inc. | PA | 12/22/11 | 24.7 | NM | 50 | 50 | NM | 90.2 | 423.3 | 6.4 | (0.13) | 1.07 | 1.63 |
| Prosperity Bancshares Inc. | TX | East Texas Financial Services | TX | 12/09/11 | 21.5 | NM | 105 | 118 | 4.0 | 23.5 | 220.9 | 8.3 | 0.17 | 1.04 | 3.62 |
| BancFirst Corp. | OK | FBC Financial Corporation | OK | 04/07/11 | 25.8 | 8.3 | 102 | 102 | 0.4 | - | 264.8 | 9.5 | 1.25 | 1.72 | 1.40 |
| Home Bancorp Inc. | LA | GS Financial Corp. | LA | 03/30/11 | 26.4 | NM | 95 | 95 | NM | 21.7 | 263.8 | 10.5 | 0.15 | 1.92 | 4.82 |
| First Illinois Corporation | IL | HPB Holdings Inc | IL | 01/25/11 | 25.0 | 7.1 | 80 | 80 | NM | - | 867.2 | 8.7 | 0.62 | 0.73 | 0.21 |

(1) Includes nationwide thrift transactions since January 1, 2011 with deal values between $20.0mm - $30.0mm. Excludes transactions with targets possessing NPAs / Assets greater than 5%.
(2) Nonperforming assets include nonaccrual loans and leases, renegotiated loans and leases, and foreclosed or repossessed assets
Note: Source: SNL Financial

Regional Bank and Thrift Transactions (1)
Transaction Information Seller Information
Price/
Core 1-Day
Book Deposit Market Total TCE/ YTD Res./ NPAs/
Deal Value LTM Value TBV Premium Premium Assets TA ROAA Loans Assets2
Acquiror St Target St Bank/Thrift Annc. Date ($mm) Earnings (x) (%) (%) (%) (%) ($mm) (%) (%) (%) (%)
Bankwell Financial Group CT Quinnipiac B&TC CT Bank 04/01/14 15.4 27.6 148 148 8.3 — 99.0 10.5 0.57 1.20 0.49
Inc.
Salisbury Bancorp Inc. CT Riverside Bank NY Bank 03/19/14 27.3 15.1 109 109 1.4 — 221.3 11.3 0.83 1.40 1.06
ESSA Bancorp Inc. PA Franklin Security Bancorp Inc PA Thrift 11/18/13 15.7 30.5 84 86 NM — 225.6 10.9 0.31 0.97 1.08
1st Constitution Bancorp NJ Rumson-Fair Haven BT&C NJ Bank 08/15/13 24.4 22.7 129 129 3.9 (1.3) 214.1 8.8 0.40 1.25 0.30
Wilshire Bancorp Inc. CA BankAsiana NJ Bank 06/10/13 31.4 14.2 132 137 7.8 — 207.3 11.4 0.84 2.04 1.23
Haven Bancorp MHC NJ Hilltop Community Bancorp Inc. NJ Bank 06/05/13 26.9 29.4 128 130 NA 51.9 167.7 12.4 0.43 1.68 1.65
S&T Bancorp Inc. PA Gateway Bank of Pennsylvania PA Bank 03/30/12 21.3 34.2 140 140 12.6 — 120.3 12.6 0.51 1.43 0.00
Northfield Bancorp Inc. NJ Flatbush Fed Bncp Inc. (MHC) NY Thrift 03/13/12 18.2 NM 120 120 3.8 — 144.1 10.5 (0.73) 3.04 NA
(MHC)
ESSA Bancorp Inc. PA First Star Bancorp Inc. PA Thrift 12/22/11 24.7 NM 50 50 NM 90.2 423.3 6.4 (0.13) 1.07 1.63
Beneficial Mutual Bncp PA
(MHC) SE Financial Corp. PA Thrift 12/05/11 31.8 NM 111 111 NA — 306.9 8.3 0.16 1.64 3.67
Berkshire Hills Bancorp MA
Inc. Connecticut Bank and Trust Co. CT Thrift 10/25/11 29.7 51.2 143 143 5.2 33.0 283.3 7.3 0.68 1.53 3.96
S&T Bancorp Inc. PA Mainline Bancorp Inc. PA Bank 09/14/11 21.4 NM 125 126 2.5 — 241.8 7.0 0.11 1.33 0.78
(1) Includes bank and thrift transactions since January 1, 2011 with targets located in Connecticut, Pennsylvania, New Jersey and New York; deal values between $15.0mm—$35.0mm. Excludes transactions with targets possessing
NPAs / Assets greater than 5%.
(2) Nonperforming assets include nonaccrual loans and leases, renegotiated loans and leases, and foreclosed or repossessed assets
Source: SNL Financial
The abbreviation “NM” stands for “not meaningful” and, in the context of the Analysis of Selected Merger Transactions, identifies companies with a multiple that exceeded 55x earnings or was negative.

8

The section “Proposal 1 – Approval and Adoption of the Merger Agreement – Opinion of CMS Bancorp’s Financial Advisor, Sandler O’Neill + Partners, L.P.” is hereby amended by amending and restating in its entirety the following language as the second and third sentences of the first paragraph in the discussion on “Sandler O’Neill’s Relationship” on page 43:

Sandler O’Neill has not yet been paid a fee of $100,000 for rendering its opinion which will be credited against any fee due and payable upon closing. As of the date of this Proxy Statement, Sandler O’Neill has not yet been paid aggregate fees of $179,000 in connection with its engagement.

The section “Proposal 1 – Approval and Adoption of the Merger Agreement – Opinion of CMS Bancorp’s Financial Advisor, Sandler O’Neill + Partners, L.P.” is hereby amended by amending and restating in its entirety the following language as the last sentence of the first paragraph in the discussion on “Sandler O’Neill’s Relationship” on page 43:

As noted above, Sandler O’Neill has in the past provided certain investment banking services to CMS Bancorp for which Sandler O’Neill received a retainer fee of $10,000 and an expense reimbursement of $8,000.

The section “Proposal 1 – Approval and Adoption of the Merger Agreement – Opinion of CMS Bancorp’s Financial Advisor, Sandler O’Neill + Partners, L.P.” is hereby amended by inserting the following language at the end of the first paragraph in the discussion on “Sandler O’Neill’s Relationship” on page 43:

Sandler O’Neill has not received any investment banking fees from Putnam in the three years prior to the date of this supplement.

ADDITIONAL INFORMATION

Where You Can Find More Information

CMS Bancorp is subject to the informational requirements of the Securities Exchange Act of 1934 and files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information filed by CMS Bancorp with the U.S. Securities and Exchange Commission (“SEC”) at its public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or (202) 551-8090 for further information on the public reference rooms. CMS Bancorp’s filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at http://www.sec.gov.

You may make a written or oral request for a copy of such materials free of charge by calling or writing to:

Diane Cocozzo, Corporate Secretary

CMS Bancorp, Inc.

123 Main Street

White Plains, NY 10601

(914) 422-2700

PARTICIPANTS IN SOLICITATION

CMS Bancorp and its officers, directors and certain other employees may be soliciting proxies from CMS Bancorp stockholders in favor of the proposed Merger and may be deemed to be “participants in the solicitation” under the rules of the SEC. Information regarding CMS Bancorp’s directors and executive officers is available in its Form 10-K, which was filed with the SEC on December 22, 2014, as amended on Form 10-K/A filed with the SEC on January 27, 2015. Stockholders may obtain additional information regarding the direct or indirect interests, by security holdings or otherwise, of the participants in the solicitation, which interests may be different from those of stockholders generally, by reading the Definitive Proxy Statement, which was filed with the SEC on January 13, 2015 and other relevant documents regarding the Merger when filed with the SEC.